Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment #1 to the Registration Statement on Form S-3 of our report dated February 3, 2003, relating to the consolidated financial statements and financial statement schedule which appears in Humana Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
_______________________________
PRICEWATERHOUSECOOPERS LLP
Louisville, Kentucky
March 31, 2003